Exhibit 99.1

FOR IMMEDIATE RELEASE		February 19, 2010
Media Contact:	Alan Bunnell, (602) 250-3376	Page 1 of 6
Analyst Contact:	Rebecca Hickman, (602) 250-5668
Web site:	www.pinnaclewest.com
PINNACLE WEST REPORTS 2009 FOURTH-QUARTER
AND FULL-YEAR RESULTS
•	APS full-year on-going results improve
•	Favorable regulatory settlement positions utility well for future
•	Company achieves 2009 earnings guidance, shares 2010 and 2011 outlook
PHOENIX — Pinnacle West Capital Corporation (NYSE: PNW) today reported a consolidated net loss attributable to common shareholders of $30.2 million, or $0.30 per diluted share of common stock, for the quarter ended December 31, 2009. This result compares with a consolidated net loss of $38.9 million, or $0.39 per diluted share, for the same quarter a year ago. From an on-going earnings perspective, the Company reported a consolidated net loss in the 2009 fourth quarter of $15.9 million, or $0.16 per share, compared with a net loss of $8.7 million, or $0.08 per share, in the same 2008 period.
For the year 2009 as a whole, Pinnacle West reported consolidated net income of $68.3 million, or $0.67 per diluted share, compared with 2008 net income of $242.1 million, or $2.40 per diluted share. On-going consolidated earnings for 2009 were $235.5 million, or $2.33 per share as compared to $238.1 million, or $2.36 per share, a year ago.
On-going earnings for both fourth quarters exclude results for the Company’s real estate segment, which is being restructured through the sale of a substantial majority of its properties. The 2008 fourth quarter also excludes severance costs and income from the resolution of tax issues related to a 2005 power plant sale. In addition, the full-year on-going earnings exclude income tax credits related to prior years recorded in 2008. Reconciliations of our reported earnings to on-going earnings are provided at the end of this release.
The 2009 fourth-quarter on-going results were positively impacted by the following major factors:
•
Increased revenues resulting from retail rate increases implemented in 2009 improved earnings by $0.10 per share. Of this amount, $0.07 is related to interim retail rates implemented in January 2009. The balance is attributable to a retail transmission rate increase implemented in early August.

PINNACLE WEST REPORTS 2009 EARNINGS	February 19, 2010

•	Improved mark-to-market valuations of fuel contracts as a result of favorable changes in commodity market prices contributed $0.05 per share to the quarterly earnings comparison.
These positive factors were more than offset by the following items:
•
Higher operations and maintenance expenses of $0.10 per share, primarily due to the timing of seasonal power plant and system maintenance at various APS generating facilities. The higher fourth-quarter expenses exclude costs associated with renewable energy and demand-side management programs, which are offset by comparable operating revenues.

•	The absence of a marketing and trading contribution, $0.05 per share, primarily because of planned reductions of the Company’s marketing and trading activities.
•
A net decrease in kilowatt-hour sales reduced earnings by $0.05 per share. The decrease was primarily related to lower electricity consumption by commercial and industrial customers as a result of the current economic slowdown and APS’s energy efficiency programs. Total retail electricity sales, excluding the effects of weather, decreased 3.4 percent in the fourth quarter of 2009 compared to the 2008 period.

•	The net effect of other miscellaneous factors decreased earnings $0.03 per share.
“Earnings for the year were in line with our expectations, and the Company’s operational performance in 2009 was solid,” said Pinnacle West Chairman, President and Chief Executive Officer Don Brandt. “Even under the current difficult economic conditions, we are experiencing modest customer growth and are focused on excellence in our core business, including controlling costs and ranking in the top quartile nationally for customer satisfaction.”
Brandt said “strong performance at the Palo Verde Nuclear Generating Station continues to benefit customers and our bottom line.” The Plant generated more than 30 million megawatt-hours (MWh) for the fifth time, generating 30.7 million MWh in 2009, the second-best production year in its history. Palo Verde is the only generating facility of any type in the U.S. to ever exceed 30 million MWh in a single year. The Plant’s three units achieved a combined year-end capacity factor of 89 percent.
Brandt added that the positive resolution of APS’s retail regulatory settlement “better positions us to focus on ensuring a bright energy future for Arizona. A major part of that focus is achieving the benefits of the settlement for all parties and effective cost management.”

PINNACLE WEST REPORTS 2009 EARNINGS	February 19, 2010

Arizona Public Service Co. (APS), the Company’s principal subsidiary, recorded 2009 net income of $251.2 million compared with net income of $262.3 million in 2008. APS on-going earnings for the full year were $251.2 million compared with $241.0 million in 2008. For the 2009 fourth quarter, APS reported a net loss of $8.9 million, compared with a net loss of $16.4 million for the same period in 2008. From an on-going earnings perspective, APS lost $8.9 million in the 2009 fourth quarter versus a loss of $11.9 million in the 2008 like quarter.
Real Estate Segment
Pinnacle West’s real estate segment reported a net loss of $14.3 million for the fourth quarter of 2009, compared with a net loss of $33.9 million in the prior-year period. The Company decided in early 2009 to restructure its real estate subsidiary, SunCor Development Co., by selling the substantial majority of its assets. This effort is well underway and additional sales are expected.
2010 and 2011 On-going Earnings Outlook
Pinnacle West’s 2010 on-going consolidated earnings are expected to be in the range of $2.95 to $3.10 per diluted share. Key factors and assumptions are detailed below:
•	APS earnings to comprise nearly all of the on-going consolidated earnings;
•	Normal weather patterns for the year;
•	Implementation of the Company’s retail regulatory settlement effective January 1, 2010;
•	Retail customer growth of about 1 percent;
•	Weather-normalized retail electricity sales volumes comparable with the prior year, in part due to the Company’s energy efficiency initiatives;
•	Total electricity gross margin (operating revenues, net of fuel and purchased power expenses, excluding Renewable Energy Surcharge and similar rate adjustors) of about $2.04 billion to $2.09 billion;
•
Operating expenses (operations and maintenance, excluding costs for Renewable Energy Standard and similar regulatory programs; depreciation and amortization; and taxes other than income taxes) of about $1.30 billion to $1.33 billion;

•	Interest expense, net of capitalized interest and allowance for equity funds used for construction, of about $210 million to $220 million; and
•	An effective tax rate of about 38 percent.
The Company estimates its 2011 on-going consolidated earnings will be within the guidance range provided for 2010 on-going consolidated earnings, with some opportunity for modestly exceeding that range.

PINNACLE WEST REPORTS 2009 EARNINGS	February 19, 2010

Conference Call and Web Cast
Pinnacle West invites interested parties to listen to the live web cast of management’s conference call to discuss the Company’s 2009 fourth-quarter and year-end results, as well as recent developments at 11 a.m. (ET) today, February 19. The web cast can be accessed at www.pinnaclewest.com/presentations and will be available for replay on the web site for 30 days. To access the live conference call by telephone, dial (877) 356-3961 and enter Conference ID 49140974. A replay of the call also will be available until 11:55 p.m. (ET), Friday, February 26, 2010, by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally and entering the same Conference ID number as above.
General Information
Pinnacle West is a Phoenix-based company with consolidated assets of about $12 billion. Through its subsidiaries, the Company generates, sells and delivers electricity and sells energy-related products and services to retail and wholesale customers in the western United States.
Dollar amounts in this news release are after income taxes. Earnings per share amounts are based on average diluted common shares outstanding. For more information on Pinnacle West’s operating statistics and earnings, please visit www.pinnaclewest.com/investors.
PINNACLE WEST CAPITAL CORPORATION
ARIZONA PUBLIC SERVICE COMPANY
NON-GAAP FINANCIAL MEASURE RECONCILIATION
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS
(GAAP MEASURE) TO ON-GOING EARNINGS (NON-GAAP FINANCIAL MEASURE)

	Three Months Ended		Three Months Ended
	December 31, 2009		December 31, 2008
	$ in	Diluted	$ in	Diluted
	Millions	EPS	Millions	EPS
PINNACLE WEST CAPITAL CORPORATION
Net Income attributable to common shareholders	$(30.2)	$(0.30)	$(38.9)	$(0.39)
Adjustments:
Real estate segment	14.3	0.14	33.9	0.34
Severance costs	—	—	4.5	0.05
Power plant sale tax resolution	—	—	(8.2)	(0.08)

On-going Earnings	$(15.9)	$(0.16)	$(8.7)	$(0.08)

ARIZONA PUBLIC SERVICE COMPANY
Net Income	$(8.9)		$(16.4)
Adjustment:
Severance costs	—		4.5

On-going Earnings	$(8.9)		$(11.9)

PINNACLE WEST REPORTS 2009 EARNINGS	February 19, 2010

	Twelve Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2008
	$ in	Diluted	$ in	Diluted
	Millions	EPS	Millions	EPS
PINNACLE WEST CAPITAL CORPORATION
Net Income attributable to common shareholders	$68.3	$0.67	$242.1	$2.40
Adjustments:
Real estate segment	167.2	1.66	26.2	0.26
Income tax credits related to prior years	—	—	(30.0)	(0.30)
Severance costs	—	—	8.0	0.08
Power plant sale tax resolution	—	—	(8.2)	(0.08)

On-going Earnings	$235.5	$2.33	$238.1	$2.36

ARIZONA PUBLIC SERVICE COMPANY
Net Income	$251.2		$262.3
Adjustment:
Income tax credits related to prior years	—		(29.3)
Severance costs	—		8.0

On-going Earnings	$251.2		$241.0

NON-GAAP FINANCIAL INFORMATION
In this press release, we refer to “on-going earnings.” On-going earnings is a “non-GAAP financial measure,” as defined in accordance with SEC rules. We believe on-going earnings provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures involve judgments by management, including whether an item is classified as an unusual item. We use on-going earnings, or similar concepts, to measure our performance internally in reports for management.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding our 2010 and 2011 earnings outlook. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include:
•	regulatory and judicial decisions, developments and proceedings;
•	our ability to achieve timely and adequate rate recovery of our costs;
•	our ability to reduce capital expenditures and other costs while maintaining reliability and customer service levels;
•	variations in demand for electricity, including those due to weather, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures;
•	power plant performance and outages;
•	volatile fuel and purchased power costs;
•	fuel and water supply availability;
•	new legislation or regulation relating to greenhouse gas emissions, renewable energy mandates and energy efficiency standards;

PINNACLE WEST REPORTS 2009 EARNINGS	February 19, 2010

•	our ability to meet renewable energy requirements and recover related costs;
•	risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;
•	competition in retail and wholesale power markets;

•	the duration and severity of the economic decline in Arizona and current credit, financial and real estate market conditions;
•	the cost of debt and equity capital and the ability to access capital markets when required;
•	restrictions on dividends or other burdensome provisions in our credit agreements and ACC orders;
•	our ability, or the ability of our subsidiaries, to meet debt service obligations;
•	changes to our credit ratings;
•	the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;
•	liquidity of wholesale power markets and the use of derivative contracts in our business;
•	potential shortfalls in insurance coverage;
•	new accounting requirements or new interpretations of existing requirements;
•	transmission and distribution system conditions and operating costs;
•	the ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our region;
•	the ability of our counterparties and power plant participants to meet contractual or other obligations;
•	technological developments in the electric industry; and
•	economic and other conditions affecting the real estate market in SunCor’s market areas.
These and other factors are discussed in Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which you should review carefully before placing any reliance on our financial statements or our earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.
# # #

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
( dollars and shares in thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2009	2008	2009	2008
Operating Revenues
Regulated electricity segment	$650,349	$634,756	$3,149,187	$3,127,383
Real estate segment	28,030	19,460	103,152	74,549
Marketing and trading	—	9,274	—	66,897
Other revenues	14,678	14,905	44,762	41,729

Total	693,057	678,395	3,297,101	3,310,558

Operating Expenses
Regulated electricity segment fuel and purchased power	257,990	267,198	1,178,620	1,284,116
Real estate segment operations	30,968	22,509	102,381	100,102
Real estate impairment charge	16,984	18,108	258,453	18,108
Marketing and trading fuel and purchased power	—	1,443	—	45,572
Operations and maintenance	232,812	209,797	875,357	807,852
Depreciation and amortization	102,165	98,374	404,331	390,093
Taxes other than income taxes	22,537	30,510	123,663	125,336
Other expenses	10,309	13,090	32,523	34,171

Total	673,765	661,029	2,975,328	2,805,350

Operating Income	19,292	17,366	321,773	505,208

Other
Allowance for equity funds used during construction	3,080	2,425	14,999	18,636
Other income	849	2,325	5,669	12,797
Other expense	(5,382)	(9,523)	(14,269)	(31,576)

Total	(1,453)	(4,773)	6,399	(143)

Interest Expense
Interest charges	59,139	58,570	233,859	215,684
Capitalized interest	(2,177)	(4,227)	(10,745)	(18,820)

Total	56,962	54,343	223,114	196,864

Income (Loss) From Continuing Operations Before Income Taxes	(39,123)	(41,750)	105,058	308,201

Income Taxes	(10,255)	(14,489)	37,827	76,897

Income (Loss) From Continuing Operations	(28,868)	(27,261)	67,231	231,304

Loss From Discontinued Operations
Net of Income Taxes	(1,122)	(11,589)	(13,676)	10,821

Net Income (Loss)	(29,990)	(38,850)	53,555	242,125

Less: Net income (loss) attributable to noncontrolling interests	169	—	(14,775)	—

Net Income (Loss)Attributable To Common Shareholders	$(30,159)	$(38,850)	$68,330	$242,125

Weighted-Average Common Shares Outstanding — Basic	101,320	100,836	101,161	100,691

Weighted-Average Common Shares Outstanding — Diluted	101,320	100,836	101,264	100,965

Earnings Per Weighted-Average Common Share Outstanding
Income (loss) from continuing operations attributable to common shareholders — basic	$(0.29)	$(0.27)	$0.81	$2.30
Net income (loss) attributable to common shareholders — basic	$(0.30)	$(0.39)	$0.68	$2.40
Income (loss) from continuing operations attributable to common shareholders - diluted	$(0.29)	$(0.27)	$0.81	$2.29
Net income (loss) attributable to common shareholders — diluted	$(0.30)	$(0.39)	$0.67	$2.40

Amounts Attributable To Common Shareholders
Income (loss) from continuing operations, net of tax	$(29,037)	$(27,261)	$82,006	$231,304
Discontinued operations, net of tax	(1,122)	(11,589)	(13,676)	10,821

Net income (loss) attributable to common shareholders	$(30,159)	$(38,850)	$68,330	$242,125